MEMORANDUM

DATE:         November 17, 1997

TO:           Tom Ebling

FROM:         Jonathan Crane

RE:           Fiscal 1998 Compensation


This memo describes your plan for Fiscal 1998. The term of your Plan is for the period October 1, 1997 to September 30, 1998.

I.   Base Salary

Your base salary will be US$175,000.00 annually paid in accordance with Marcam's payroll policies.

II.  Variable Bonus

Quarterly Measurement Factor

Your budgeted annual executive bonus is US$125,000.00 (US$31,250.00 per quarter) for Fiscal 1998. In Fiscal 1998 your Executive Bonus will be paid as follows:
30% on the basis of APPROVED EXPENSE BUDGET ("Expenses"); 30% based on achieving corporate EPS target,(as reported publicly); 40% on Deliverables. Calculation and payment of your variable bonus will be on a quarterly basis. Your plan consists of separate Quarterly Plans. Each Quarter's Plan stands alone. This means that results from a quarter cannot be carried forward or backwards to count toward another Quarter's Plan.

You are eligible to receive the quarterly portion of your executive bonus based upon the quarterly achievement of the measurement factors (Exhibit 1) as follows:

    % of Budget Attainment                % of Incentive per % of
                                                   Budget

      0% - 49.99%                                   0%
     50% - 99.99%                             2.0% per 1.0%
    100% - 150%                               2.0% per 1.0%

Achievements over 150% of assigned targets will be rewarded by consideration for additional Stock Option Grants at the conclusion of the Fiscal Year.


                              MARCAM CONFIDENTIAL

III.  Other

Termination/Resignation:

In the case of termination of employment your incentive compensation will be payable as follows:

If termination/resignation occurs prior to the last day of the quarter, your quarterly incentive bonus will be forfeited.

Marcam reserves the right to change this plan at any time within Marcam's sole discretion.

Please sign both copies of this plan and return one signed copy to Melissa Basteri, Newton Human Resources, for our records.


/s/ Tom Ebling
-------------------------------

Tom Ebling


                              MARCAM CONFIDENTIAL